Exhibit 99.1

Tripadvisor Reports Fourth Quarter and Full Year 2025 Financial Results

NEEDHAM, MA, February 12, 2026 — Tripadvisor, Inc. (NASDAQ: TRIP) today announced financial results for the fourth quarter and full year ended December 31, 2025.

Financial highlights

•
Revenue for the fourth quarter was $411 million, flat year-over-year. Revenue for the full year was $1,891 million, reflecting year-over-year growth of 3%.
•
Net loss for the fourth quarter was $38 million, or ($0.33) diluted EPS. Net income for the full year was $40 million, or $0.31 diluted EPS.
•
Non-GAAP net income for the fourth quarter was $5 million, or $0.04 diluted EPS. Non-GAAP net income for the full year was $166 million, or $1.27 diluted EPS.
•
Adjusted EBITDA for the fourth quarter was $45 million, or 11.0% of revenue. Adjusted EBITDA for the full year was $319 million, or 16.9% of revenue.

“We are pleased with our 2025 financial performance, achieving record revenue of $1.9 billion, driven by our marketplace businesses, in particular Experiences, which contributed nearly 50% of Group revenue and 30% of Group profit,” said Chief Executive Officer Matt Goldberg. “Together our marketplace businesses more than offset the revenue declines in our legacy offerings in 2025 and are poised to deliver healthy growth and higher profitability in 2026. We are squarely focused on extending our leadership position in experiences globally as we simplify our portfolio and evaluate options to unlock shareholder value, including exploring strategic alternatives for TheFork.”

“We delivered results in Q4 which reflected our strategic focus on experiences and the shifting portfolio mix of the Group. Fourth quarter consolidated revenue of $411 million, flat with last year, was a result of accelerating revenue growth in experiences, offset by the expected pick up in headwinds in our legacy offerings,” said Chief Financial Officer, Mike Noonan. “Q4 adjusted EBITDA of $45 million, or 11% of revenue reflected an accelerated investment in experiences and the expected legacy declines. As we turn to 2026, we expect to see our investment priorities in experiences deliver increasing impact to our Group financial profile and long-term growth trajectory.”

Fourth Quarter and Full Year 2025 Summary

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except percentages and per share amounts)	2025	2024	% Change	2025	2024	% Change
Total Revenue	$411	$411	0%	$1,891	$1,835	3%
Experiences	$204	$186	10%	$924	$840	10%
Hotels and Other (1)	$151	$178	(15)%	$750	$818	(8)%
TheFork	$57	$48	18%	$221	$181	22%
Intersegment eliminations (1)	$(1)	$(1)	0%	$(4)	$(4)	(9)%

GAAP Net Income (Loss)	$(38)	$2	n.m.	$40	$5	712%

Total Adjusted EBITDA (2)	$45	$73	(38)%	$319	$339	(6)%
Experiences	$15	$29	(50)%	$91	$79	15%
Hotels and Other	$29	$44	(32)%	$207	$255	(18)%
TheFork	$1	$—	n.m.	$21	$5	285%

Non-GAAP Net Income (Loss) (2)	$5	$43	(88)%	$166	$188	(12)%

Diluted Earnings (Loss) per Share:
GAAP	$(0.33)	$0.01	n.m.	$0.31	$0.04	675%
Non-GAAP (2)	$0.04	$0.30	(87)%	$1.27	$1.30	(2)%

Cash flow from operating activities	$(103)	$(2)	(4578)%	$245	$144	69%
Free cash flow (2)	$(122)	$(25)	(430)%	$163	$70	131%

n.m. = not meaningful

(1)
Hotels and Other segment revenue figures shown in this table are gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(2)
“Total Adjusted EBITDA,” “Non-GAAP Net Income (Loss),” “Non-GAAP Diluted Earnings (Loss) per Share,” and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Note: All percentage changes presented in this Earnings Release are calculated using millions with one decimal place, except per share amounts.

Cost performance – Total costs and expenses were $446 million for the fourth quarter, an increase of 9% year-over-year, and approximately $1.8 billion for the full year 2025, an increase of 4% year-over-year, driven primarily by the following:

•
Cost of sales was $35 million for the fourth quarter, or 8.6% of consolidated revenue, an increase of 29% year-over-year, compared to $27 million in the same period a year ago, or 6.6% of consolidated revenue. For the full year 2025, cost of sales was $145 million, or 7.6% of consolidated revenue, an increase of 10% year-over-year, compared to $131 million in the same period a year ago, or 7.2% of consolidated revenue.
•
Marketing costs were $175 million for the fourth quarter, or 42.5% of consolidated revenue, an increase of 15% year-over-year, compared to $152 million in the same period a year ago, or 37.0% of consolidated revenue. For the full year 2025, marketing costs were $791 million, or 41.8% of consolidated revenue, an increase of 9% year-over-year, compared to $729 million in the same period a year ago, or 39.7% of consolidated revenue.
•
Personnel costs were $133 million for the fourth quarter, or 32.4% of consolidated revenue, a decrease of 8% year-over-year, compared to $146 million in the same period a year ago, or 35.4% of consolidated revenue. For the full year 2025, personnel costs were $573 million, or 30.3% of consolidated revenue, a decrease of 4% year-over-year, compared to $595 million in the same period a year ago, or 32.4% of consolidated revenue.
•
Technology costs were $25 million for the fourth quarter, or 6.2% of consolidated revenue, an increase of 7% year-over-year, compared to $24 million in the same period a year ago, or 5.8% of consolidated revenue. For the full year

2025, technology costs were $99 million, or 5.2% of consolidated revenue, an increase of 8% year-over-year, compared to $91 million in the same period a year ago, or 5.0% of consolidated revenue.
•
General and administrative costs were $20 million for the fourth quarter, or 4.8% of consolidated revenue, a decrease of 1% year-over-year, compared to $19 million in the same period a year ago, or 4.8% of consolidated revenue. For the full year 2025, general and administrative costs were $68 million, or 3.6% of consolidated revenue, a decrease of 25% year-over-year, compared to $91 million in the same period a year ago, or 4.9% of consolidated revenue.

Cash & Liquidity – As of December 31, 2025, the Company had approximately $1.0 billion of cash and cash equivalents, and did not significantly change from December 31, 2024. The Company expects to use $345 million of its existing cash and cash equivalents to repay its 2026 Senior Notes due on April 1, 2026.

Segments Highlights:

Experiences

•
Revenue for the fourth quarter was $204 million, reflecting year-over-year growth of 10%. Excluding the impact of currency exchange rate fluctuations, year-over-year growth was approximately 7%. Revenue for the full year 2025 was $924 million, reflecting year-over-year growth of 10%. Excluding the impact of currency exchange rate fluctuations, year-over-year growth was approximately 8%.
•
The number of experience bookings was approximately 5.0 million during the fourth quarter, an increase of approximately 18%, when compared to the same period in 2024. The number of experience bookings was approximately 22.9 million during the full year 2025, an increase of approximately 16%, when compared to the same period in 2024. Experience bookings include a single tour, activity, or attraction that can be purchased through Viator's platform for one or several travelers, prior to adjustments such as date changes, refunds, or cancellations.
•
Gross bookings value (“GBV”) reached approximately $980 million during the fourth quarter, reflecting year-over-year growth of approximately 16%. GBV for the full year 2025 reached approximately $4.7 billion, reflecting year-over-year growth of approximately 13%. GBV is reported at the time of booking and is gross of cancellations, whereas revenue is recorded at the time of the experience and is net of cancellations.
•
Adjusted EBITDA for the fourth quarter was $15 million, or 7.2% of revenue, compared to $29 million, or 15.7% of revenue, in the same period a year ago. Adjusted EBITDA for the full year 2025 was $91 million, or 9.9% of revenue, compared to $79 million, or 9.4% of revenue, in the same period a year ago.

Hotels and Other

•
Revenue for the fourth quarter was $151 million, reflecting a year-over-year decline of 15%. Revenue for the full year 2025 was $750 million, reflecting a year-over-year decline of 8%.
o
Hotels revenue for the fourth quarter was $107 million, reflecting a year-over-year decline of 14%. Revenue for the full year 2025 was $550 million, reflecting a year-over-year decline of 6%.
o
Media and advertising revenue for the fourth quarter was $30 million, reflecting a year-over-year decline of 17%. Revenue for the full year 2025 was $132 million, reflecting a year-over-year decrease of 12%.
o
Other revenue for the fourth quarter was $14 million, reflecting a year-over-year decline of 17%. Revenue for the full year 2025 was $68 million, reflecting a year-over-year decrease of 19%.

•
Adjusted EBITDA for the fourth quarter was $29 million, or 19.6% of revenue, compared to adjusted EBITDA in the same period a year ago of $44 million, or 24.4% of revenue. Adjusted EBITDA for the full year 2025 was $207 million, or 27.6% of revenue, compared to $255 million or 31.1% of revenue, in the same period a year ago.

TheFork

•
Revenue for the fourth quarter was $57 million, reflecting year-over-year growth of 18%. Excluding the impact of currency exchange rate fluctuations, year-over-year growth was approximately 9%. Revenue for the full year

2025 was $221 million, reflecting year-over-year growth of 22%. Excluding the impact of currency exchange rate fluctuations, year-over-year growth was approximately 17%.
•
Total number of bookings during the fourth quarter grew year-over-year by approximately 9%. For the full year 2025, total bookings grew year-over-year by approximately 8%.
•
Adjusted EBITDA for the fourth quarter was $1 million, or 2.1% of revenue, compared to adjusted EBITDA in the same period a year ago of $0 million. Adjusted EBITDA for the full year 2025 was $21 million, or 9.2% of revenue, compared to a $5 million, or 2.9% of revenue, in the same period a year ago.

Restructuring and Related Reorganization Action & Reportable Segments Changes

On November 5, 2025, the Company initiated a series of cost savings actions following a decision to realign its operating model across its Experiences segment and Hotel and Other segment (formerly Viator and Brand Tripadvisor segments, respectively) to support the Company’s positioning as an experiences-led and AI-enabled company. These cost savings actions primarily include a global workforce reduction, as well as other targeted operating expense reductions. As a result, the Company expects at least $85 million in annualized gross cost savings, the majority of which are expected to be realized in 2026 and fully realized by 2027. Related to these actions, the Company incurred pre-tax restructuring and other related reorganization costs of approximately $33 million during the fourth quarter of 2025, which consisted of employee severance and related benefits, primarily in our Hotels and Other segment, and to a lesser extent, our Experiences segment. The Company expects to incur additional pre-tax restructuring and other related reorganization costs of approximately $4 million primarily during the first quarter of 2026, as a result of these actions, consisting of employee severance and related benefits.

In support of the Company's strategic priorities, including but not limited to, extending its position as a global leader in the experiences category, it has combined its legacy Viator and Brand Tripadvisor experiences operations within a new Experiences segment. Following the Company’s decision to combine its Viator and Brand Tripadvisor experiences operations during the fourth quarter of 2025, our operating segments have been reorganized into the following: (1) Experiences, (2) Hotels and Other; and (3) TheFork. This re-segmentation had no impact on TheFork segment.

All prior period segment disclosure information in this press release has been reclassified to conform to the current segment reporting structure. These reclassifications had no effect on our consolidated financial statements in any period. We have included comparative figures by recasting summary historical results for the quarters within, and for the years ended, December 31, 2025, 2024, and 2023, on a segment basis in our "Supplemental Financial Information" below, and as Exhibit 99.2 to our Form 8-K filed February 12, 2026.

Share Repurchase Program

During the fourth quarter of 2025, the Company repurchased 3,297,182 shares of its common stock at an average price of $15.14 per share, exclusive of fees and commissions, or $50 million in the aggregate. During the full year of 2025, the Company repurchased 6,105,262 shares of its common stock at an average price of $14.72 per share, exclusive of fees and commissions, or $90 million in the aggregate. As of December 31, 2025, the Company had $110 million in shares of its common stock remaining available to repurchase under this share repurchase program.

Conference Call

Tripadvisor will host a conference call later this morning, February 12, 2026, at 8:30 a.m., Eastern Time, to discuss the Company’s fourth quarter and full year 2025 financial results, which may include forward-looking information about Tripadvisor’s business. Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. A replay of the conference call will be available on Tripadvisor’s website for three months.

SELECTED FINANCIAL INFORMATION

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

	Three months ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue	$411	$411	$1,891	$1,835

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization as shown separately below)	35	27	145	131
Marketing	175	152	791	729
Personnel (including stock-based compensation of $22, $28, $108, $120, respectively)	133	146	573	595
Technology	25	24	99	91
General and administrative	20	19	68	91
Depreciation and amortization	25	22	92	85
Restructuring and other related reorganization costs	33	21	43	21
Total costs and expenses	446	411	1,811	1,743
Operating income (loss)	(35)	-	80	92
Other income (expense):
Interest expense	(17)	(11)	(63)	(46)
Interest income	9	10	40	48
Other income (expense), net	(2)	—	(12)	(7)
Total other income (expense), net	(10)	(1)	(35)	(5)
Income (loss) before income taxes	(45)	(1)	45	87
(Provision) benefit for income taxes	7	3	(5)	(82)
Net income (loss)	$(38)	$2	$40	$5

Earnings (loss) per share attributable to common stockholders:
Basic	$(0.33)	$0.01	$0.32	$0.04
Diluted	$(0.33)	$0.01	$0.31	$0.04

Numerator used to compute earnings (loss) per share attributable to common stockholders:
Basic	$(38)	$2	$40	$5
Diluted	$(38)	$2	$41	$6

Weighted average common shares outstanding:
Basic	116	140	125	139
Diluted	116	145	131	145

Tripadvisor, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$1,035	$1,064
Accounts receivable, net (allowance for expected credit losses of $27 and $25, respectively)	209	207
Prepaid expenses and other current assets	47	49
Total current assets	1,291	1,320
Property and equipment, net of accumulated depreciation of $620 and $567, respectively	210	200
Operating lease right-of-use assets	35	17
Intangible assets, net of accumulated amortization of $200 and $189, respectively	33	36
Goodwill	844	814
Non-marketable investments	28	30
Deferred income taxes, net	137	101
Other long-term assets, net of allowance for credit losses of $10 and $10, respectively	47	43
TOTAL ASSETS	$2,625	$2,561
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23	$49
Deferred merchant payables	308	255
Deferred revenue	53	47
Current portion of debt	353	5
Income taxes payable	12	23
Accrued expenses and other current liabilities	249	249
Total current liabilities	998	628
Long-term debt	819	831
Finance lease obligation, net of current portion	36	43
Operating lease liabilities, net of current portion	29	11
Deferred income taxes, net	1	1
Other long-term liabilities	97	104
Total Liabilities	1,980	1,618

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0, respectively
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 120,577,305 and 153,655,038, respectively
Shares outstanding: 114,472,043 and 127,394,786, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 0 and 12,799,999, respectively
Additional paid-in capital	460	1,605
Retained earnings	316	276
Accumulated other comprehensive income (loss)	(41)	(91)
Treasury stock-common stock, at cost, 6,105,262 and 26,260,252 shares, respectively	(90)	(847)
Total Stockholders’ Equity	645	943
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,625	$2,561

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Operating activities:
Net income (loss)	$(38)	$2	$40	$5
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	25	22	92	85
Stock-based compensation expense	22	28	108	120
Deferred income tax expense (benefit)	4	10	(2)	(14)
Provision for expected credit losses	3	2	8	8
Other, net	4	(1)	18	9
Changes in operating assets and liabilities, net	(123)	(65)	(19)	(69)
Net cash provided by (used in) operating activities	(103)	(2)	245	144

Investing activities:
Capital expenditures, including capitalized website development	(19)	(23)	(82)	(74)
Other investing activities, net	—	1	(2)	1
Net cash provided by (used in) investing activities	(19)	(22)	(84)	(73)

Financing activities:
Proceeds from the issuance of Term Loan B Facility, net of financing costs	—	—	341	493
Payment of 2025 Senior Notes	—	—	—	(500)
Payment of financing costs related to Credit Facility	—	—	—	(1)
Principal payments on Term Loan B Facility	(2)	(1)	(9)	(1)
Repurchase of common stock related to Merger, including transaction costs	—	—	(411)	—
Repurchase of common stock under the share repurchase program	(50)	—	(90)	(25)
Payment of withholding taxes on net share settlements of equity awards	(5)	(4)	(20)	(21)
Payments of finance lease obligation and other financing activities, net	(2)	(3)	(8)	(8)
Net cash provided by (used in) financing activities	(59)	(8)	(197)	(63)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2)	(16)	7	(11)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(183)	(48)	(29)	(3)
Cash, cash equivalents, and restricted cash at beginning of period	1,218	1,112	1,064	1,067
Cash, cash equivalents, and restricted cash at end of period	$1,035	$1,064	$1,035	$1,064

Supplemental disclosure of cash flow information:
Cash paid (received) during the period for income taxes, net of refunds			$29	$170
Cash paid during the period for interest			$59	$58

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We may use the following non-GAAP measures: consolidated Adjusted EBITDA (including forecasted consolidated Adjusted EBITDA), consolidated Adjusted EBITDA margin (including forecasted consolidated Adjusted EBITDA margin), non-GAAP net income (loss), non-GAAP earnings (loss) per diluted earnings (loss) per share, free cash flow, and non-GAAP total revenue growth before foreign exchange effect (or “constant currency basis” revenue growth), as well as other measures.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity, except for free cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures do not take into account the impact of certain expenses to our unaudited condensed consolidated statements of operations. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitations of the non-GAAP financial measures presented by providing tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations, and other related information about these non-GAAP financial measures. We do not reconcile consolidated Adjusted EBITDA and Adjusted EBITDA margin guidance to projected consolidated GAAP net income (loss) because GAAP net income (loss) or the reconciling items between consolidated Adjusted EBITDA and Adjusted EBITDA margin and GAAP net income (loss) are unavailable on a forward-looking basis, as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and/or allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as net income (loss) plus: (1) provision (benefit) for income taxes; (2) other expense (income), net; (3) depreciation and amortization; (4) stock-based compensation expense; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves, settlements and other (including indirect tax reserves related to audit settlements and the impact of one-time changes resulting from enacted indirect tax legislation); (7) restructuring and other related reorganization costs; (8) transaction related expenses; and (9) non-recurring expenses (income) unusual in nature or infrequently occurring. These items are excluded from our Adjusted EBITDA performance measure because these items are non-cash in nature, or because the amount is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors and allows for a useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

Some of these limitations are:

•
Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•
Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;
•
Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, including, but not limited to, legal reserves, settlements and other, as well as restructuring and other related reorganization costs, and transaction related expenses;
•
Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•
Adjusted EBITDA is unaudited and does not conform to SEC Regulation S-X, and as a result such information may be presented differently in our future filings with the SEC; and
•
other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income (loss)” as GAAP net income (loss) excluding: (1) stock-based compensation expense; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves, settlements and other (including indirect tax reserves related to audit settlements and the impact of one-time changes resulting from enacted indirect tax legislation); (5) restructuring and other related reorganization costs; (6) transaction related expenses; and (7) non-recurring expenses (income) or expenses unusual in nature or infrequently occurring that we do not believe are indicative of our ongoing operating results. The non-GAAP adjustments described previously are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments is calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented, in addition to non-recurring or infrequent discrete tax items (including significant adjustments related to (i) tax audit reserves/settlements; (ii) non-recurring or infrequent income tax reserves or adjustments; and (iii) the impact of one-time changes resulting from tax legislation or legislation that impacts taxes, such as the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) or the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”)). We believe non-GAAP net income (loss) is an operating performance measure that provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes, and foreign exchange gains and losses, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses. Non-GAAP net income (loss) also enables comparison of financial results between periods where certain items may vary independent of business performance.

Tripadvisor defines “non-GAAP earnings (loss) per diluted share,” or “non-GAAP diluted EPS,” as non-GAAP net income (loss) divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excludes the effects of certain expenses not directly tied to the ongoing core operations of our businesses. Tripadvisor calculates non-GAAP diluted EPS using weighted average diluted shares prepared under GAAP.

Non-GAAP net income (loss) and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income (loss) does not include all items that affect our GAAP net income (loss) and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations, which are prepared under GAAP.

TripAdvisor defines “non-GAAP Costs of sales” as GAAP Costs of sales before legal reserves, settlements and other; “non-GAAP Personnel” expenses as GAAP Personnel expenses before stock-based compensation expense; and “non-GAAP General and Administrative” expenses as GAAP General and Administrative expenses before legal reserves, settlements and other; and transaction related expenses. These items are excluded from our non-GAAP operating expenses because the amount is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “free cash flow” as cash provided by (used in) operations less capital expenditures, which are purchases of property and equipment, including the capitalization of website development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying cashflow trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign currency exchange rate impact on cash, or other investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows, which are prepared under GAAP.

Tripadvisor calculates the estimated effects of foreign currency exchange rates on revenue to determine constant currency revenue growth, by translating actual revenue for the current three months and year ended using the comparable prior period foreign currency exchange rates. We believe this is a useful estimate that facilitates management's internal comparison to our historical performance because the effects of foreign currency exchange rate volatility are not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures, described above, to the most directly comparable GAAP measures in the tables below.

Tripadvisor, Inc

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	2023					2024					2025
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*
Reconciliation from GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$(73)	$24	$27	$32	$10	$(59)	$24	$39	$2	$5	$(11)	$36	$53	$(38)	$40
Add: Provision (benefit) for income taxes	58	20	37	-	115	43	14	27	(3)	82	(9)	11	10	(7)	5
Add: Other expense (income), net	1	-	-	(1)	1	1	(2)	4	1	5	5	12	7	10	35
Add: Restructuring and other related organization costs	-	-	18	4	22	1	-	(1)	21	21	10	-	-	33	43
Add: Legal reserves, settlements and other (1)	-	-	-	-	-	10	4	-	3	18	-	(4)	-	-	(4)
Add: Transaction related expenses	3	-	-	-	3	1	2	1	(1)	3	-	-	-	-	-
Add: Stock-based compensation expense	23	25	24	24	96	28	34	31	28	120	28	29	29	22	108
Add: Depreciation and amortization (2)	21	21	21	25	87	22	21	21	22	85	21	23	24	25	92
Adjusted EBITDA (Non-GAAP)	$33	$90	$127	$84	$334	$47	$97	$122	$73	$339	$44	$107	$123	$45	$319

Reconciliation from GAAP Net Income (Loss) to Non-GAAP Net Income (Loss):
GAAP Net Income (Loss)	$(73)	$24	$27	$32	$10	$(59)	$24	$39	$2	$5	$(11)	$36	$53	$(38)	$40
Add: Stock-based compensation expense	23	25	24	24	96	28	34	31	28	120	28	29	29	22	108
Add: Legal reserves, settlements and other (1)	-	-	-	-	-	10	4	-	3	18	-	(4)	-	-	(4)
Add: Restructuring and other related organization costs	-	-	18	4	22	1	-	(1)	21	21	10	-	-	33	43
Add: Transaction related expenses	3	-	-	-	3	1	2	1	(1)	3	-	-	-	-	-
Add: Amortization of intangible assets	2	2	2	2	9	2	2	2	1	6	1	1	1	1	3
Add: (Gain)/Loss on investments	(1)	(1)	(1)	(1)	(3)	(1)	(1)	(1)	(1)	(3)	(1)	(1)	(1)	(1)	(3)
Subtract: Income tax effect of Non-GAAP adjustments (3)	2	1	(4)	5	6	7	6	(5)	11	18	6	1	2	12	21
Subtract: Non-recurring or infrequent discrete tax items (4)	(55)	-	-	1	(55)	(42)	2	4	(1)	(36)	-	-	-	-	-
Non-GAAP Net Income (Loss)	$7	$49	$74	$55	$186	$17	$57	$72	$43	$188	$21	$60	$80	$5	$166
Interest expense on 2026 Senior Notes, net of tax (5)	-	-	-	-	1	-	-	-	-	1	-	-	-	-	1
Numerator used to compute Non-GAAP net income (loss) per diluted share	$7	$49	$74	$55	$187	$17	$57	$72	$43	$189	$21	$60	$80	$5	$167

Reconciliation from GAAP Earnings per Share (EPS) to Non-GAAP EPS:
GAAP Diluted Shares Outstanding	141	145	143	143	145	138	145	144	145	145	141	130	124	116	131
Add: Potential dilutive effect of common equivalent shares	6	-	-	-	-	8	-	-	-	-	6	-	-	7	-
Non-GAAP Diluted Shares Outstanding (6)	147	145	143	143	145	146	145	144	145	145	147	130	124	123	131

GAAP Diluted Earnings (Loss) per Share	$(0.52)	$0.17	$0.19	$0.22	$0.08	$(0.43)	$0.17	$0.27	$0.01	$0.04	$(0.08)	$0.28	$0.43	$(0.33)	$0.31
Add: Stock-based compensation expense	0.16	0.17	0.17	0.17	0.66	0.19	0.23	0.22	0.19	0.83	0.18	0.22	0.23	0.18	0.82
Add: Legal reserves, settlements and other (1)	-	-	-	-	-	0.07	0.03	-	0.02	0.12	-	(0.03)	-	-	(0.03)
Add: Restructuring and other related organization costs	-	-	0.13	0.03	0.15	0.01	-	(0.01)	0.15	0.14	0.07	-	-	0.27	0.33
Add: Transaction related expenses	0.02	-	-	-	0.02	0.01	0.01	0.01	(0.01)	0.02	-	-	-	-	-
Add: Amortization of intangible assets	0.01	0.01	0.01	0.01	0.06	0.01	0.01	0.01	0.01	0.04	0.01	0.01	0.01	0.01	0.02
Add: (Gain)/Loss on investments	(0.01)	-	(0.01)	(0.01)	(0.02)	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)
Add: Adjustment to GAAP diluted shares outstanding (6)	0.03	-	-	-	-	0.03	-	-	-	-	0.01	-	-	0.02	-
Subtract: Income tax effect of Non-GAAP adjustments (3)	0.01	0.01	(0.03)	0.03	0.04	0.05	0.04	(0.04)	0.07	0.12	0.04	0.01	0.01	0.10	0.16
Subtract: Non-recurring or infrequent discrete tax items (4)	(0.37)	-	-	0.01	(0.38)	(0.29)	0.01	0.03	(0.01)	(0.25)	-	-	-	-	-
Non-GAAP Diluted Earnings (Loss) per Share	$0.05	$0.34	$0.52	$0.38	$1.29	$0.12	$0.39	$0.50	$0.30	$1.30	$0.14	$0.46	$0.65	$0.04	$1.27

Foreign Exchange Reconciliation:
GAAP Total Revenue Growth	42%	18%	16%	10%	20%	6%	1%	(0)%	6%	3%	1%	7%	4%	0%	3%
Estimated effects of changes in foreign currency exchange rates	(4)%	(1)%	3%	2%	1%	0%	0%	0%	0%	0%	(2)%	2%	3%	4%	2%
Non-GAAP Total Revenue growth on a constant currency basis	46%	19%	13%	8%	19%	6%	1%	(0)%	6%	3%	3%	5%	1%	(4)%	1%

GAAP Total Experiences Segment Revenue						22%	13%	10%	15%	14%	10%	11%	9%	10%	10%
Estimated effects of changes in foreign currency exchange rates						0%	(1)%	(1)%	0%	0%	(2)%	2%	3%	3%	2%
Non-GAAP Total Experiences segment revenue growth on a constant currency basis						22%	14%	11%	15%	14%	12%	9%	6%	7%	8%

GAAP Total Hotels and Other Segment Revenue						(4)%	(12)%	(13)%	(7)%	(9)%	(8)%	(3)%	(8)%	(15)%	(8)%
Estimated effects of changes in foreign currency exchange rates						0%	0%	0%	1%	0%	(1)%	1%	2%	1%	1%
Non-GAAP Total Hotels and Other segment revenue growth on a constant currency basis						(4)%	(12)%	(13)%	(8)%	(9)%	(7)%	(4)%	(10)%	(16)%	(9)%

GAAP Total TheFork Segment Revenue						18%	11%	16%	25%	18%	12%	28%	28%	18%	22%
Estimated effects of changes in foreign currency exchange rates						1%	(1)%	2%	(3)%	1%	(4)%	6%	8%	9%	5%
Non-GAAP Total TheFork segment revenue growth on a constant currency basis						17%	12%	14%	28%	17%	16%	22%	20%	9%	17%

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow:
Cash flow provided by (used in) operations	$135	$105	$14	(19)	$235	$139	$53	$(44)	(2)	144	102	202	45	(103)	245
Subtract: Capital expenditures	16	15	16	16	63	16	16	20	23	74	19	25	19	19	82
Free Cash Flow (Non-GAAP)	$119	$90	$(2)	$(35)	$172	$123	$37	$(64)	$(25)	$70	$83	$177	$26	$(122)	$163

Tripadvisor, Inc

Supplemental Financial Information

(in millions, except percentages)

(Unaudited)

	2023					2024					2025
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*
Segments - Revenue:
Total Revenue	$371.5	$493.5	$533.4	$389.6	$1,788.0	$395.1	$496.7	$531.7	$411.1	$1,834.6	$398.2	$529.2	$552.5	$411.3	$1,891.3
Growth % (y/y)						6%	1%	(0)%	6%	3%	1%	7%	4%	0%	3%
Experiences	115.3	216.1	244.8	161.0	737.2	141.1	243.8	269.6	185.6	840.1	155.8	270.5	294.3	203.7	924.4
Growth % (y/y)						22%	13%	10%	15%	14%	10%	11%	9%	10%	10%
Hotels and Other	222.1	240.7	247.7	191.1	901.5	213.7	211.9	214.4	178.1	818.1	196.7	205.5	196.5	151.3	750.1
Growth % (y/y)						(4)%	(12)%	(13)%	(7)%	(9)%	(8)%	(3)%	(8)%	(15)%	(8)%
Hotels	168.5	174.0	181.1	135.4	659.0	158.6	150.4	151.1	124.6	584.5	148.0	152.3	143.1	106.9	550.3
Growth % (y/y)						(6)%	(14)%	(17)%	(8)%	(11)%	(7)%	1%	(5)%	(14)%	(6)%
Media and advertising	29.9	41.7	38.5	35.0	145.1	32.6	40.6	40.5	36.0	149.7	30.8	35.5	36.0	29.8	132.0
Growth % (y/y)						9%	(3)%	5%	3%	3%	(6)%	(13)%	(11)%	(17)%	(12)%
Other (7)	23.7	25.0	28.1	20.7	97.4	22.5	20.9	22.8	17.5	83.9	17.9	17.7	17.4	14.6	67.8
Growth % (y/y)						(5)%	(16)%	(19)%	(15)%	(14)%	(20)%	(15)%	(24)%	(17)%	(19)%
TheFork	34.9	38.0	42.3	38.5	153.7	41.3	42.2	49.1	48.3	180.8	46.4	54.2	62.9	57.2	220.8
Growth % (y/y)						18%	11%	16%	25%	18%	12%	28%	28%	18%	22%
Intersegment revenue (7)	(0.8)	(1.3)	(1.4)	(1.0)	(4.4)	(1.0)	(1.2)	(1.4)	(0.9)	(4.4)	(0.7)	(1.0)	(1.2)	(0.9)	(4.0)
Growth % (y/y)						25%	(8)%	0%	(10)%	0%	(30)%	(17)%	(14)%	0%	(9)%

Percent of Total Revenue:**
Experiences	31%	44%	46%	41%	41%	36%	49%	51%	45%	46%	39%	51%	53%	50%	49%
Hotels	45%	35%	34%	35%	37%	40%	30%	28%	30%	32%	37%	29%	26%	26%	29%
Media advertising	8%	8%	7%	9%	8%	8%	8%	8%	9%	8%	8%	7%	7%	7%	7%
Other (7)	6%	5%	5%	5%	5%	6%	4%	4%	4%	5%	4%	3%	3%	4%	4%
TheFork	9%	8%	8%	10%	9%	10%	8%	9%	12%	10%	12%	10%	11%	14%	12%
Intersegment revenue (7)	(0)%	(0)%	(0)%	(0)%	(0)%	(0)%	(0)%	(0)%	(0)%	(0)%	(0)%	(0)%	(0)%	(0)%	(0)%

GAAP Net Income (Loss): (8)	$(72.8)	$23.9	$27.2	$32.1	$10.4	$(59.3)	$24.1	$38.5	$1.6	$4.9	$(11.0)	$36.0	$53.2	$(38.4)	$39.8
Growth % (y/y)						(19)%	1%	42%	(95)%	(53)%	(81)%	49%	38%	(2500)%	712%
GAAP Net Income (Loss) margin	(19.6%)	4.8%	5.1%	8.2%	0.6%	(15.0%)	4.9%	7.2%	0.4%	0.3%	(2.8%)	6.8%	9.6%	(9.3%)	2.1%
(1)
These amounts include an estimated accrual for the potential settlement of a regulatory related matter of $10 million expensed during the first quarter of 2024, which was reduced by $4 million during the second quarter of 2025 based on updated information, and a one-time charge of $4 million during the second quarter of 2024, resulting from enacted tax legislation in Canada during June 2024 related to digital services taxes, which required retrospective application back to January 1, 2022. This amount represented a one-time retrospective portion of the liability due for the periods prior to the period of enactment, or for the periods prior to April 1, 2024. The charge for three months ended June 30, 2024, and all subsequent reporting periods, are included in Adjusted EBITDA.
(2)
Depreciation and amortization include capitalized website development.
(3)
The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented.
(4)
Includes significant non-recurring or infrequent discrete tax items, including (1) tax audit reserves/settlements; (2) non-recurring or infrequent income tax reserves or adjustments; and (3) the impact of one-time changes resulting from tax legislation, such as the 2017 Tax Act or legislation that impacts taxes, such as the CARES Act.
(5)
For the years ended December 31, 2025, 2024, and 2023, interest expense on our 2026 Senior Notes, net of tax, was added back to the numerator for purposes of the if-converted method used to calculate both GAAP and non-GAAP diluted net income per share, as share settlement is presumed under GAAP. This amount was not material for all other periods where GAAP and non-GAAP net income is presented.
(6)
In periods for which we present a GAAP net loss, but Non-GAAP net income, the Company calculates GAAP diluted shares using the treasury stock method, adjusted for the 2026 Senior Notes using the if-converted method, as share settlement is presumed under GAAP, in order to calculate Non-GAAP Diluted EPS.
(7)
Other revenue includes Tripadvisor dining revenue within the Hotels and Other segment which is shown in this table gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(8)
The Company does not calculate or report net income by segment.

* Full-year totals reflect data as reported and may differ from the summation of the quarterly data on this table due to rounding.

** Percentages may not total to 100% due to rounding.

Tripadvisor, Inc

Supplemental Financial Information (continued)

(in millions, except percentages)

(Unaudited)

	2023					2024					2025
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*
Total Consolidated Adjusted EBITDA (1)
Total Revenue	$371.5	$493.5	$533.4	$389.6	$1,788.0	$395.1	$496.7	$531.7	$411.1	$1,834.6	$398.2	$529.2	$552.5	$411.3	$1,891.3
Less:
Cost of sales (2)	19.9	32.8	37.9	28.5	119.1	24.5	36.1	39.7	28.1	128.4	26.8	41.8	40.7	35.2	144.6
Marketing	158.2	207.7	214.2	125.1	705.2	162.2	203.4	210.8	152.0	728.6	171.6	217.7	227.2	174.8	791.4
Personnel (2)	121.6	123.1	117.0	112.1	473.8	121.8	119.7	115.6	118.1	475.2	115.9	120.0	118.7	110.9	465.6
Technology	18.6	19.9	20.1	21.4	80.0	21.9	22.3	23.3	23.9	91.3	22.7	24.9	25.7	25.5	98.7
General and administrative (2)	20.3	20.0	17.5	18.1	75.9	18.0	18.6	19.9	16.2	72.6	17.4	17.8	17.7	19.5	72.3
Total Consolidated Adjusted EBITDA	$32.9	$90.0	$126.7	$84.4	$334.0	$46.7	$96.6	$122.4	$72.8	$338.5	$43.8	$107.0	$122.5	$45.4	$318.7
Growth % (y/y)						42%	7%	(3)%	(14)%	1%	(6)%	11%	0%	(38)%	(6)%
Total Adjusted EBITDA Margin	8.9%	18.2%	23.8%	21.7%	18.7%	11.8%	19.4%	23.0%	17.7%	18.5%	11.0%	20.2%	22.2%	11.0%	16.9%

Intersegment revenue (3)	(0.8)	(1.3)	(1.4)	(1.0)	(4.4)	(1.0)	(1.2)	(1.4)	(0.9)	(4.4)	(0.7)	(1.0)	(1.2)	(0.9)	(4.0)

Segment - Experiences
Total Revenue	$115.3	$216.1	$244.8	$161.0	$737.2	$141.1	$243.8	$269.6	$185.6	$840.1	$155.8	$270.5	$294.3	$203.7	$924.4
Less:
Cost of sales	14.1	22.6	24.5	17.3	78.6	15.5	25.0	26.5	13.4	80.4	17.1	27.6	29.1	19.5	93.3
Marketing	95.5	148.3	146.8	79.1	469.6	101.6	146.9	152.3	98.9	499.8	106.2	152.1	159.7	120.0	538.2
Personnel (4)	29.9	32.1	33.5	30.5	126.1	34.3	36.8	35.3	34.7	141.2	35.8	39.9	40.0	36.9	152.6
Technology	3.6	4.5	4.5	5.3	17.8	5.7	6.4	6.7	6.4	25.1	6.8	8.1	7.9	8.4	31.1
General and administrative	3.0	3.0	2.7	3.1	11.8	3.4	3.2	4.9	3.1	14.5	4.0	4.8	5.0	4.3	18.1
Adjusted EBITDA	$(30.8)	$5.6	$32.8	$25.7	$33.3	$(19.4)	$25.5	$43.9	$29.1	$79.1	$(14.1)	$38.0	$52.6	$14.6	$91.1
Growth % (y/y)						(37)%	355%	34%	13%	138%	(27)%	49%	20%	(50)%	15%
Adjusted EBITDA Margin	(26.7)%	2.6%	13.4%	16.0%	4.5%	(13.7)%	10.5%	16.3%	15.7%	9.4%	(9.1)%	14.0%	17.9%	7.2%	9.9%

Segment - Hotels and Other
Total Revenue (3)	$222.1	$240.7	$247.7	$191.1	$901.5	$213.7	$211.9	$214.4	$178.1	$818.1	$196.7	$205.5	$196.5	$151.3	$750.1
Less:
Cost of sales	4.0	8.6	10.7	8.0	31.3	6.5	8.3	8.6	9.3	32.8	4.9	8.9	7.1	8.3	29.4
Marketing	50.3	52.6	56.7	39.6	199.2	47.1	48.7	46.9	39.3	181.9	47.2	55.3	52.7	40.3	195.5
Personnel (4)	69.2	65.4	61.8	60.3	256.5	66.0	62.0	60.7	62.8	251.4	60.7	58.4	57.2	50.2	226.5
Technology	12.0	12.2	12.7	13.0	49.9	13.2	12.9	13.4	14.4	54.0	12.6	13.4	14.1	13.7	53.9
General and administrative	13.3	13.3	11.1	11.7	49.4	11.3	12.0	11.8	8.9	43.9	9.9	9.3	9.3	9.2	37.6
Adjusted EBITDA	$73.3	$88.6	$94.7	$58.5	$315.2	$69.6	$68.0	$73.0	$43.4	$254.1	$61.4	$60.2	$56.1	$29.6	$207.2
Growth % (y/y)						(5)%	(23)%	(23)%	(26)%	(19)%	(12)%	(11)%	(23)%	(32)%	(18)%
Adjusted EBITDA Margin	33.0%	36.8%	38.2%	30.6%	35.0%	32.6%	32.1%	34.0%	24.4%	31.1%	31.2%	29.3%	28.5%	19.6%	27.6%

Segment - TheFork
Total Revenue	$34.9	$38.0	$42.3	$38.5	$153.7	$41.3	$42.2	$49.1	$48.3	$180.8	$46.4	$54.2	$62.9	$57.2	$220.8
Less:
Cost of sales	1.8	1.6	2.7	3.2	9.2	2.5	2.8	4.6	5.4	15.2	4.8	5.3	4.5	7.4	21.9
Marketing (5)	13.2	8.1	12.1	7.4	40.8	14.5	9.0	13.0	14.7	51.3	18.9	11.3	16.0	15.4	61.7
Personnel (4)	22.5	25.6	21.7	21.3	91.2	21.5	20.9	19.6	20.6	82.6	19.4	21.7	21.5	23.8	86.5
Technology	3.0	3.2	2.9	3.1	12.3	3.0	3.0	3.2	3.1	12.2	3.3	3.4	3.7	3.4	13.7
General and administrative	4.0	3.7	3.7	3.3	14.7	3.3	3.4	3.2	4.2	14.2	3.5	3.7	3.4	6.0	16.6
Adjusted EBITDA	$(9.6)	$(4.2)	$(0.8)	$0.2	$(14.5)	$(3.5)	$3.1	$5.5	$0.3	$5.3	$(3.5)	$8.8	$13.8	$1.2	$20.4
Growth % (y/y)						(64)%	n.m.	n.m.	n.m.	n.m.	(0)%	184%	151%	300%	285%
Adjusted EBITDA Margin	(27.5)%	(11.1)%	(1.9)%	0.5%	(9.4)%	(8.5)%	7.3%	11.2%	0.6%	2.9%	(7.5)%	16.2%	21.9%	2.1%	9.2%

	2023					2024					2025
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*
Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses:
GAAP Cost of sales	$19.9	$32.8	$37.9	$28.5	$119.1	$24.5	$39.8	$39.7	$27.2	$131.2	$26.8	$41.8	$40.7	$35.2	$144.6
Subtract: Legal reserves, settlements and other	-	-	-	-	-	-	3.7	-	(0.9)	2.8	-	-	-	-	-
Non-GAAP Cost of sales	$19.9	$32.8	$37.9	$28.5	$119.1	$24.5	$36.1	$39.7	$28.1	$128.4	$26.8	$41.8	$40.7	$35.2	$144.6

GAAP Personnel	$143.8	$148.5	$141.3	$135.9	$569.6	$149.2	$153.2	$146.9	$145.6	$594.9	$143.8	$149.1	$147.2	$133.3	$573.4
Subtract: Stock-based compensation expense	22.2	25.4	24.3	23.8	95.8	27.4	33.5	31.3	27.5	119.7	27.9	29.1	28.5	22.4	107.8
Non-GAAP Personnel	$121.6	$123.1	$117.0	$112.1	$473.8	$121.8	$119.7	$115.6	$118.1	$475.2	$115.9	$120.0	$118.7	$110.9	$465.6
% of revenue	33%	25%	22%	29%	26%	31%	24%	22%	29%	26%	29%	23%	21%	27%	25%

GAAP General and administrative	$23.5	$20.0	$17.5	$18.1	$79.1	$29.3	$20.8	$20.8	$19.8	$90.5	$17.4	$13.2	$17.7	$19.7	$67.9
Subtract: Legal reserves, settlements and other	-	-	-	-	-	10.0	-	-	4.4	14.4	-	(4.6)	-	0.2	(4.4)
Subtract: Transaction related expenses	3.2	-	-	-	3.2	1.3	2.2	0.9	(0.8)	3.5	-	-	-	-	-
Non-GAAP General and administrative	$20.3	$20.0	$17.5	$18.1	$75.9	$18.0	$18.6	$19.9	$16.2	$72.6	$17.4	$17.8	$17.7	$19.5	$72.3

n.m. = not meaningful

(1)
Consolidated Adjusted EBITDA is a non-GAAP measure, and certain operating expenses used to calculate Consolidated Adjusted EBITDA are also non-GAAP given they exclude GAAP expenses in some cases. Please refer to above for our definitions of non-GAAP operating expenses, as well as below for reconciliations to the most directly comparable GAAP measure.
(2)
Refer to GAAP Operating Expenses to non-GAAP Operating Expenses reconciliations above.
(3)
Hotels and Other segment shown in this table is gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(4)
This amount is exclusive of stock-based compensation expense. Please refer above to our definition of Adjusted EBITDA, which is our segment measure under GAAP.
(5)
TheFork segments marketing expenses are shown gross of intersegment (intercompany) expenses, which is eliminated on a consolidated basis.

* Full-year totals reflect data as reported and may differ from the summation of the quarterly data on this table due to rounding.

Operating Metrics

We review a number of metrics, including, but not limited to, monthly active users, hotel shoppers, cost-per-click, gross booking value (“GBV”), and number of experience bookings, both defined below, seated diners, dining bookings, and other metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. We make certain metrics available to investors as we believe they are useful to investors both because they allow for greater transparency with respect to metrics used by management in its financial and operational decision-making, and because they may be used by investors to help analyze the health of our business.

While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our unique users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity, or other reasons. We regularly review our processes and may adjust how we calculate our internal metrics to improve their accuracy.

Definitions

We use the operating metrics described below to assist us in measuring our operations performance, identifying trends, formulating projections and making strategic decisions for our Experiences segment. We are not aware of any uniform standards for calculating these metrics, which may hinder comparability with other companies that may calculate similarly titled metrics in a different way. Management believes it is useful to monitor these metrics together and not individually as it does not make business decisions based upon any single metric. We regularly review our processes and may adjust how we calculate these metrics to improve their accuracy. None of these metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

GBV represents the total dollar value of experience bookings powered by the Viator platform in a given period prior to any adjustments such as date changes, refunds or cancellations. GBV is an operational measure that provides an indication of total engagement and economic activity driven by our platform in a given period by all marketplace constituents (travelers, experience operators, and partners). Management uses GBV for operational decision-making purposes to monitor the growth, scale, and reach of its online marketplace as well as assess the health of its global ecosystem. Accordingly, management does not consider GBV to be an indicator of revenue or any other financial statement measure.

We define an “experience booking” as a single tour, activity, or attraction that can be purchased through Viator's platform for one or several travelers, prior to adjustments such as date changes, refunds, or cancellations. This metric is reported at the time the booking is made. As an example, a single experience booked in January for three travelers would be reported as one experience booking in the first quarter. We believe that the number of experience bookings, an operational measure, is a useful indicator of the scale of our marketplace.

Safe Harbor Statement

Statements in this press release, as well as statements by our executive officers, regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “would,” “opportunity,” “goal,” “objective” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements with respect to our experiences-led strategy, changes in our operating model, expected cost savings, growth objectives, AI-led initiatives, product innovation, strategic investments and partnership opportunities, capital allocation and stock repurchases, business and market trends, estimated pre-tax restructuring and other related reorganization costs, and our financial outlook and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, our ability to execute and achieve the expected benefits from our strategic focus on experiences, our ability to successfully re-align our operating model, our ability to realize the anticipated cost savings and expected timing, our ability to leverage the Company's data to capitalize on AI-led opportunities, our ability to respond to market trends and technological changes, and those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tripadvisor, Inc.

The Tripadvisor Group connects people to experiences worth sharing, and aims to be the world’s most trusted source for travel and experiences. We leverage our brands, technology, and capabilities to connect our global audience with partners through rich content, travel guidance, and two-sided marketplaces for experiences, restaurants, and other travel categories such as hotels. The subsidiaries of Tripadvisor, Inc. (Nasdaq: TRIP), include a portfolio of travel brands and businesses, including Tripadvisor, Viator, and TheFork.

Contacts:

Investors

ir@tripadvisor.com

Media

northamericapr@tripadvisor.com